UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: June 26, 2007 (Date of earliest event reported)
ISCO International, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-22302 (Commission File Number)	36-3688459 (IRS Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, IL (Address of principal executive offices)		60007 (Zip Code)
847-391-9400 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2007, ISCO International, Inc. (the "Company"), Manchester Securities Corporation ("Manchester"), Alexander Finance, L.P. ("Alexander" and together with Manchester, the "Lenders"), Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation entered into an amendment to the November 10, 2004 Third Amended and Restated Loan Agreement, as amended, with corresponding amendments to the Fourth Amended and Restated Guaranties and the Fourth Amended and Restated Security Agreement and notes issued by the Company in favor of the Lenders (the "Notes" and together with the Third Amended and Restated Loan Agreement, the Fourth Amended and Restated Guaranties and the Fourth Amended and Restated Security Agreement, the "Loan Documents") in conjunction with the restructuring of the Notes (the "Restructuring"). The transaction is being conducted pursuant to Section 3(a)(9) of the Securities Act, as amended (the "Securities Act").

The Company issued amended and restated Notes (the "Amended and Restated Notes") in aggregate principal amount, including accrued interest on the Notes, of approximately $10.2 Million to replace all of the existing Notes and reflect the amendments to the Loan Documents, including: (i) the extension of the termination dates and maturity dates for all the Notes from August 1, 2007 to August 1, 2009; (ii) the reduction of the interest rate on each of the Notes from 9% to 7% per annum; (iii) provision for the conversion of the aggregate principal amount outstanding on each of the Amended and Restated Notes at the election of the Lenders, together with all accrued and unpaid interest thereon into shares (the "Conversion Shares") of the Company's common stock ("Common Stock"), par value $0.001 per share, at an initial conversion price of $0.20 per share. In addition, pursuant to the amendments to the Loan Documents, each of Manchester Securities Corporation and Alexander Finance L.P. has immediately converted $750,000 in principal amount and accrued interest outstanding under the Notes each lender held prior to the Restructuring into shares (the "Initial Conversion Shares") of Common Stock at a conversion price of $0.18, the 10 day volume weighted average closing price of the Company's Common Stock on the American Stock Exchange ("AMEX") as of June 21, 2007.

Before the Lenders may exercise their respective rights to convert the Amended and Restated Notes into the Conversion Shares, the Company is required to seek the approval of its stockholders to (i) increase the number of authorized shares of Common Stock available for issuance under its Certificate of Incorporation, as amended and (ii) issue the Conversion Shares pursuant to AMEX rules as well as to obtain the approval of AMEX to list the Initial Conversion Shares and the Conversion Shares on AMEX. The Company is required to obtain these approvals within one year of the issuance date of the Amended and Restated Notes. In the event that these required approvals are not obtained by that time, then the interest rate on the Amended and Restated Notes will increase to a rate of 15% per annum. If the Initial Conversion Shares and Conversion Shares are not registered under the Registration Rights Agreement, as described below, by the 15 month anniversary of the issuance date of the Amended and Restated Notes, then the then-current interest rate will increase by a rate of 1% per annum each month thereafter until the Initial Conversion Shares and Conversion Shares are registered, up to the default rate of the lower of 20% per annum or the highest amount permitted by law.

The conversion rate of the Amended and Restated Notes is subject to customary anti-dilution protections. The Amended and Restated Notes do not contain market or trading-based ratchet or reset provisions. The Company has the right to redeem the Amended and Restated Notes in full in cash at any time beginning June 26, 2009.

The Amended and Restated Notes are secured on a first priority basis by all of the Company's intangible and tangible property and assets. Payment of the Amended and Restated Notes is guaranteed by the Company's two subsidiaries, Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation.

In connection with the Restructuring, the Company entered into a Registration Rights Agreement with Manchester and Alexander. Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement under the Securities Act covering the resale of the shares of Initial Conversion Shares and the Conversion Shares with the Securities and Exchange Commission within 30 days after both of the stockholders' approvals and AMEX approval have occurred. The Registration Rights Agreements contains customary covenants, including registration delay payments, in addition to certain interest rate increases under the Amended and Restated Notes, under certain events for failing to maintain the effectiveness of a registration statement covering the resale of the Initial Conversion Shares and the Conversion Shares.

The above description is qualified in its entirety by reference to the amendments to the Loan Documents, the Amended and Restated Notes, and the Registration Rights Agreement which will be filed as exhibits to the Company's next periodic report.

Assuming the Amended and Restated Notes are not converted until maturity, approximately 58,492,461 shares of Common Stock would be required to be issued upon conversion, for both principal and interest. This amount is approximately 31% of the approximately 191 million shares of Common Stock currently issued and outstanding. As of June 26, 2007, the Lenders, including their affiliates, beneficially owned in the aggregate approximately 106,492,839, or 49%, of the Company's outstanding shares, including the Initial Conversion Shares. As a result of this transaction, the combined holdings of the Lenders would be approximately 60% of the outstanding Common Stock as of June 26, 2007 on a fully converted basis.

A copy of the press release dated June 26, 2007, that includes the announcement of the amendments to the Loan Documents, the Registration Rights Agreement and the issuance of the Amended and Restated Notes is attached to this Report as Exhibit 99.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Report is hereby incorporated in Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Report is hereby incorporated in Item 3.02 by reference.

Item 9.01. Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K.

(d) Exhibits
            99.1       Press Release of ISCO International, Inc. dated June 26, 2007

Additional Information and Where to Find It

In connection with the Restructuring, the Company intends to file with the SEC a proxy statement and other relevant materials. The final proxy statement will be mailed to Company stockholders. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE RESTRUCTURING. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by the Company, by directing a request to ISCO International, Inc., 1001 Cambridge Drive, Elk Grove Village, IL 60007, Attn: Frank Cesario, Corporate Secretary.

Participants in the Restructuring

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company stockholders in favor of the Restructuring. Information regarding the Company's directors and executive officers and their ownership of Company Common Stock is set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 30, 2007 and its proxy statement for the 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of ISCO and its executive officers and directors in the Restructuring by reading the proxy statement regarding the Restructuring when it becomes available.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2007	ISCO INTERNATIONAL, INC. By: /s/ Frank J Cesario Frank J Cesario Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1* * Filed herewith	Press Release of ISCO International, Inc. dated June 26, 2007